UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2016

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Oil States International, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-16337 (Commission File Number)	76-0476605 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620 Houston, Texas 77002 (Address of principal executive offices) (Zip Code)

(713) 652-0582

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2016, Oil States International, Inc. (the “Company”) entered into a Consent and Amendment No. 1 (the “Amendment”) to its Credit Agreement dated as of May 28, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Company, as borrower, the guarantors named therein, the lenders named therein (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent. Pursuant to the Amendment, the Lenders have consented to, and the Credit Agreement has been amended to, among other things (i) allow for certain intercompany transactions between or among the Company and its subsidiaries (which may have otherwise been considered investments not permitted under the Credit Agreement) and (ii) make other technical changes and amendments to the Credit Agreement.

The description of the Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of documents, copies of which are attached hereto as Exhibit 10.1, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Consent and Amendment No. 1, dated as of October 3, 2016 by and among Oil States International, Inc., as borrower, each of the guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oil States International, Inc.

By:	/s/Lloyd A. Hajdik
Name:	Lloyd A. Hajdik
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: October 4, 2016

Exhibit Index

Exhibit No.	Description

10.1

Consent and Amendment No. 1, dated as of October 3, 2016 by and among Oil States International, Inc., each of the Guarantors, the Lenders party thereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders.